Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Third Quarter 2024

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Earnings Summary
Interest income - taxable equivalent	$1,832	$1,774	$1,737	$1,764	$1,779
Interest expense - taxable equivalent	602	576	540	520	475
Net interest income - taxable equivalent	1,230	1,198	1,197	1,244	1,304
Less: Taxable-equivalent adjustment	12	12	13	13	13
Net interest income	1,218	1,186	1,184	1,231	1,291
Provision for credit losses	113	102	152	155	145
Net interest income after provision for credit losses	1,105	1,084	1,032	1,076	1,146
Non-interest income	572	545	563	580	566
Non-interest expense	1,069	1,004	1,131	1,185	1,093
Income before income taxes	608	625	464	471	619
Income tax expense	118	124	96	80	129
Net income	$490	$501	$368	$391	$490
Net income available to common shareholders	$446	$477	$343	$367	$465

Weighted-average shares outstanding—during quarter:
Basic	914	917	921	931	939
Diluted	918	918	923	931	940

Earnings per common share - basic	$0.49	$0.52	$0.37	$0.39	$0.49
Earnings per common share - diluted	$0.49	$0.52	$0.37	$0.39	$0.49

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$96,789	$97,508	$96,862	$98,379	$98,942
Allowance for credit losses	(1,728)	(1,732)	(1,731)	(1,700)	(1,677)
Assets	157,426	154,052	154,909	152,194	153,624
Deposits	126,376	126,616	128,982	127,788	126,199
Long-term borrowings	6,016	5,083	3,327	2,330	4,290
Shareholders' equity	18,676	17,169	17,044	17,429	16,100
Average balances
Loans, net of unearned income	$97,040	$97,281	$97,420	$98,293	$98,785
Assets	154,667	152,867	151,444	151,738	153,484
Deposits	125,950	126,901	127,126	126,414	125,220
Long-term borrowings	5,351	3,595	2,405	3,627	4,295
Shareholders' equity	18,047	16,713	17,121	16,274	16,468

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Return on average assets* (1)	1.26%	1.32%	0.98%	1.02%	1.26%
Return on average common shareholders' equity*	10.88%	12.74%	8.92%	9.95%	12.45%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	16.87%	20.75%	14.31%	16.57%	20.58%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	13.69%	15.02%	10.81%	11.45%	14.58%
Efficiency ratio	59.3%	57.6%	64.3%	65.0%	58.5%
Adjusted efficiency ratio (non-GAAP) (2)	56.9%	57.6%	60.6%	56.9%	58.2%
Dividend payout ratio (3)	51.3%	46.1%	64.2%	60.5%	48.5%
Common book value per share	$18.62	$16.94	$16.76	$17.07	$15.38
Tangible common book value per share (non-GAAP) (2)	$12.26	$10.61	$10.42	$10.77	$9.16
Total shareholders' equity to total assets	11.86%	11.14%	11.00%	11.45%	10.48%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	7.37%	6.55%	6.42%	6.79%	5.82%
Common equity (4)	$13,184	$13,093	$12,913	$12,976	$13,056
Total risk-weighted assets (4)	$124,753	$125,682	$125,167	$126,475	$126,900
Common equity Tier 1 ratio (4)	10.6%	10.4%	10.3%	10.3%	10.3%
Tier 1 capital ratio (4)	11.9%	11.7%	11.6%	11.6%	11.6%
Total risk-based capital ratio (4)	13.9%	13.6%	13.6%	13.4%	13.4%
Leverage ratio (4)	9.8%	9.8%	9.8%	9.7%	9.7%
Effective tax rate	19.4%	19.8%	20.7%	17.0%	20.9%
Allowance for credit losses as a percentage of loans, net of unearned income	1.79%	1.78%	1.79%	1.73%	1.70%
Allowance for credit losses to non-performing loans, excluding loans held for sale	210%	204%	191%	211%	261%
Net interest margin (FTE)*	3.54%	3.51%	3.55%	3.60%	3.73%
Loans, net of unearned income, to total deposits	76.6%	77.0%	75.1%	77.0%	78.4%
Net charge-offs as a percentage of average loans*	0.48%	0.42%	0.50%	0.54%	0.40%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.48%	0.42%	0.50%	0.39%	0.40%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.85%	0.87%	0.94%	0.82%	0.65%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.87%	0.88%	0.95%	0.84%	0.67%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	1.06%	1.06%	1.10%	1.01%	0.81%
Associate headcount—full-time equivalent	19,560	19,595	19,641	20,101	20,257
ATMs	2,019	2,022	2,019	2,023	2,022
Branch Statistics
Full service	1,235	1,236	1,236	1,242	1,243
Drive-through/transaction service only	26	26	27	29	29
Total branch outlets	1,261	1,262	1,263	1,271	1,272

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 12, 16, 18 and 19.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Assets:
Cash and due from banks	$2,665	$2,955	$2,527	$2,635	$1,554
Interest-bearing deposits in other banks	7,856	5,524	8,723	4,166	7,462
Debt securities held to maturity	2,787	733	743	754	763
Debt securities available for sale	28,698	28,537	27,881	28,104	26,228
Loans held for sale	522	552	417	400	459
Loans, net of unearned income	96,789	97,508	96,862	98,379	98,942
Allowance for loan losses	(1,607)	(1,621)	(1,617)	(1,576)	(1,547)
Net loans	95,182	95,887	95,245	96,803	97,395
Other earning assets	1,625	1,844	1,478	1,417	1,552
Premises and equipment, net	1,648	1,630	1,635	1,642	1,616
Interest receivable	596	608	588	614	625
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	971	1,020	1,026	906	932
Other identifiable intangible assets, net	178	187	196	205	216
Other assets	8,965	8,842	8,717	8,815	9,089
Total assets	$157,426	$154,052	$154,909	$152,194	$153,624
Liabilities and Equity:
Deposits:
Non-interest-bearing	$39,698	$40,927	$41,824	$42,368	$44,640
Interest-bearing	86,678	85,689	87,158	85,420	81,559
Total deposits	126,376	126,616	128,982	127,788	126,199
Borrowed funds:
Short-term borrowings	1,500	513	1,000	—	2,000
Long-term borrowings	6,016	5,083	3,327	2,330	4,290
Other liabilities	4,807	4,638	4,522	4,583	5,010
Total liabilities	138,699	136,850	137,831	134,701	137,499
Equity:
Preferred stock, non-cumulative perpetual	1,715	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,438	11,575	11,666	11,757	11,996
Retained earnings	8,778	8,561	8,304	8,186	8,042
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(1,894)	(3,265)	(3,224)	(2,812)	(4,236)
Total shareholders’ equity	18,676	17,169	17,044	17,429	16,100
Noncontrolling interest	51	33	34	64	25
Total equity	18,727	17,202	17,078	17,493	16,125
Total liabilities and equity	$157,426	$154,052	$154,909	$152,194	$153,624

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
End of Period Loans

	As of
						9/30/2024		9/30/2024
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	vs. 6/30/2024		vs. 9/30/2023
Commercial and industrial	$49,565	$50,222	$49,701	$50,865	$51,604	$(657)	(1.3)%	$(2,039)	(4.0)%
Commercial real estate mortgage—owner-occupied	4,873	4,781	4,788	4,887	4,833	92	1.9%	40	0.8%
Commercial real estate construction—owner-occupied	341	370	306	281	270	(29)	(7.8)%	71	26.3%
Total commercial	54,779	55,373	54,795	56,033	56,707	(594)	(1.1)%	(1,928)	(3.4)%
Commercial investor real estate mortgage	6,562	6,536	6,422	6,605	6,436	26	0.4%	126	2.0%
Commercial investor real estate construction	2,250	2,301	2,341	2,245	2,301	(51)	(2.2)%	(51)	(2.2)%
Total investor real estate	8,812	8,837	8,763	8,850	8,737	(25)	(0.3)%	75	0.9%
Total business	63,591	64,210	63,558	64,883	65,444	(619)	(1.0)%	(1,853)	(2.8)%
Residential first mortgage	20,125	20,206	20,199	20,207	20,059	(81)	(0.4)%	66	0.3%
Home equity—lines of credit (1)	3,130	3,142	3,155	3,221	3,240	(12)	(0.4)%	(110)	(3.4)%
Home equity—closed-end (2)	2,404	2,410	2,415	2,439	2,428	(6)	(0.2)%	(24)	(1.0)%
Consumer credit card	1,372	1,349	1,314	1,341	1,261	23	1.7%	111	8.8%
Other consumer—exit portfolios (3)	9	17	28	43	356	(8)	(47.1)%	(347)	(97.5)%
Other consumer	6,158	6,174	6,193	6,245	6,154	(16)	(0.3)%	4	0.1%
Total consumer	33,198	33,298	33,304	33,496	33,498	(100)	(0.3)%	(300)	(0.9)%
Total Loans	$96,789	$97,508	$96,862	$98,379	$98,942	$(719)	(0.7)%	$(2,153)	(2.2)%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,464 million of first lien and $1,666 million of second lien at 9/30/2024.
(2)    The balance of Regions' closed-end home equity loans consists of $1,935 million of first lien and $469 million of second lien at 9/30/2024.
(3)    Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

	As of
End of Period Loans by Percentage(1)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Commercial and industrial	51.2%	51.5%	51.3%	51.7%	52.2%
Commercial real estate mortgage—owner-occupied	5.0%	4.9%	4.9%	5.0%	5.0%
Commercial real estate construction—owner-occupied	0.4%	0.4%	0.3%	0.3%	0.3%
Total commercial	56.6%	56.8%	56.6%	57.0%	57.5%
Commercial investor real estate mortgage	6.8%	6.7%	6.6%	6.7%	6.5%
Commercial investor real estate construction	2.3%	2.4%	2.4%	2.3%	2.3%
Total investor real estate	9.1%	9.1%	9.0%	9.0%	8.8%
Total business	65.7%	65.9%	65.6%	66.0%	66.3%
Residential first mortgage	20.8%	20.7%	20.9%	20.5%	20.3%
Home equity—lines of credit	3.2%	3.2%	3.3%	3.3%	3.3%
Home equity—closed-end	2.5%	2.5%	2.5%	2.5%	2.5%
Consumer credit card	1.4%	1.4%	1.4%	1.4%	1.3%
Other consumer—exit portfolios	—%	—%	—%	—%	0.4%
Other consumer	6.4%	6.3%	6.4%	6.3%	5.9%
Total consumer	34.3%	34.1%	34.4%	34.0%	33.7%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Commercial and industrial	$49,847	$50,046	$50,090	$50,939	$51,721	$(199)	(0.4)%	$(1,874)	(3.6)%
Commercial real estate mortgage—owner-occupied	4,877	4,765	4,833	4,864	4,824	112	2.4%	53	1.1%
Commercial real estate construction—owner-occupied	335	350	298	272	276	(15)	(4.3)%	59	21.4%
Total commercial	55,059	55,161	55,221	56,075	56,821	(102)	(0.2)%	(1,762)	(3.1)%
Commercial investor real estate mortgage	6,495	6,610	6,558	6,574	6,333	(115)	(1.7)%	162	2.6%
Commercial investor real estate construction	2,264	2,229	2,275	2,198	2,284	35	1.6%	(20)	(0.9)%
Total investor real estate	8,759	8,839	8,833	8,772	8,617	(80)	(0.9)%	142	1.6%
Total business	63,818	64,000	64,054	64,847	65,438	(182)	(0.3)%	(1,620)	(2.5)%
Residential first mortgage	20,147	20,191	20,188	20,132	19,914	(44)	(0.2)%	233	1.2%
Home equity—lines of credit	3,128	3,145	3,182	3,231	3,270	(17)	(0.5)%	(142)	(4.3)%
Home equity—closed-end	2,402	2,412	2,423	2,432	2,418	(10)	(0.4)%	(16)	(0.7)%
Consumer credit card	1,359	1,331	1,315	1,295	1,245	28	2.1%	114	9.2%
Other consumer—exit portfolios (1)	13	22	35	110	384	(9)	(40.9)%	(371)	(96.6)%
Other consumer	6,173	6,180	6,223	6,246	6,116	(7)	(0.1)%	57	0.9%
Total consumer	33,222	33,281	33,366	33,446	33,347	(59)	(0.2)%	(125)	(0.4)%
Total Loans	$97,040	$97,281	$97,420	$98,293	$98,785	$(241)	(0.2)%	$(1,745)	(1.8)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Commercial and industrial	$49,994	$51,641	$(1,647)	(3.2)%
Commercial real estate mortgage—owner-occupied	4,825	4,913	(88)	(1.8)%
Commercial real estate construction—owner-occupied	328	287	41	14.3%
Total commercial	55,147	56,841	(1,694)	(3.0)%
Commercial investor real estate mortgage	6,554	6,412	142	2.2%
Commercial investor real estate construction	2,256	2,090	166	7.9%
Total investor real estate	8,810	8,502	308	3.6%
Total business	63,957	65,343	(1,386)	(2.1)%
Residential first mortgage	20,175	19,436	739	3.8%
Home equity—lines of credit	3,151	3,360	(209)	(6.2)%
Home equity—closed-end	2,413	2,437	(24)	(1.0)%
Consumer credit card	1,335	1,225	110	9.0%
Other consumer—exit portfolios (1)	23	454	(431)	(94.9)%
Other consumer	6,192	5,965	227	3.8%
Total consumer	33,289	32,877	412	1.3%
Total Loans	$97,246	$98,220	$(974)	(1.0)%
_____
(1)Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
End of Period Deposits

	As of
						9/30/2024		9/30/2024
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	vs. 6/30/2024		vs. 9/30/2023
Interest-free deposits	$39,698	$40,927	$41,824	$42,368	$44,640	$(1,229)	(3.0)%	$(4,942)	(11.1)%
Interest-bearing checking	23,704	23,631	24,668	24,480	22,428	73	0.3%	1,276	5.7%
Savings	12,085	12,386	12,786	12,604	13,292	(301)	(2.4)%	(1,207)	(9.1)%
Money market—domestic	35,205	34,438	34,251	33,364	32,646	767	2.2%	2,559	7.8%
Time deposits	15,684	15,234	15,453	14,972	13,193	450	3.0%	2,491	18.9%
Total Deposits	$126,376	$126,616	$128,982	$127,788	$126,199	$(240)	(0.2)%	$177	0.1%

	As of
						9/30/2024		9/30/2024
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	vs. 6/30/2024		vs. 9/30/2023
Consumer Bank Segment	$78,858	$80,126	$81,129	$80,031	$80,980	$(1,268)	(1.6)%	$(2,122)	(2.6)%
Corporate Bank Segment	36,955	36,529	37,043	36,883	34,650	426	1.2%	2,305	6.7%
Wealth Management Segment	7,520	7,383	7,792	7,694	7,791	137	1.9%	(271)	(3.5)%
Other (1)(2)	3,043	2,578	3,018	3,180	2,778	465	18.0%	265	9.5%
Total Deposits	$126,376	$126,616	$128,982	$127,788	$126,199	$(240)	(0.2)%	$177	0.1%

	As of
						9/30/2024		9/30/2024
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	vs. 6/30/2024		vs. 9/30/2023
Wealth Management - Private Wealth	$6,676	$6,430	$6,664	$6,719	$6,706	$246	3.8%	$(30)	(0.4)%
Wealth Management - Institutional Services	844	953	1,128	975	1,085	(109)	(11.4)%	(241)	(22.2)%
Total Wealth Management Segment Deposits	$7,520	$7,383	$7,792	$7,694	$7,791	$137	1.9%	$(271)	(3.5)%

	As of
End of Period Deposits by Percentage	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Interest-free deposits	31.4%	32.3%	32.4%	33.2%	35.4%
Interest-bearing checking	18.8%	18.7%	19.1%	19.2%	17.8%
Savings	9.6%	9.8%	9.9%	9.9%	10.5%
Money market—domestic	27.9%	27.2%	26.6%	26.1%	25.9%
Time deposits	12.3%	12.0%	12.0%	11.6%	10.4%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and additional wholesale funding arrangements.
(2)Includes brokered deposits totaling $2.3 billion at 9/30/2024, $1.8 billion at 6/30/2024, $2.3 billion at 3/31/2024, $2.4 billion at 12/31/2023 and $1.9 billion at 9/30/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Interest-free deposits	$39,690	$40,516	$40,926	$43,167	$44,748	$(826)	(2.0)%	$(5,058)	(11.3)%
Interest-bearing checking	23,599	24,026	24,682	23,128	22,499	(427)	(1.8)%	1,100	4.9%
Savings	12,183	12,536	12,594	12,858	13,715	(353)	(2.8)%	(1,532)	(11.2)%
Money market—domestic	35,051	34,368	33,646	33,216	32,146	683	2.0%	2,905	9.0%
Time deposits	15,427	15,455	15,278	14,045	12,112	(28)	(0.2)%	3,315	27.4%
Total Deposits	$125,950	$126,901	$127,126	$126,414	$125,220	$(951)	(0.7)%	730	0.6%

	Average Balances
($ amounts in millions)	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Consumer Bank Segment	$78,904	$79,809	$79,150	$79,384	$80,036	$(905)	(1.1)%	$(1,132)	(1.4)%
Corporate Bank Segment	36,867	36,669	37,064	36,291	34,924	198	0.5%	1,943	5.6%
Wealth Management Segment	7,374	7,534	7,766	7,690	7,451	(160)	(2.1)%	(77)	(1.0)%
Other (1)	2,805	2,889	3,146	3,049	2,809	(84)	(2.9)%	(4)	(0.1)%
Total Deposits	$125,950	$126,901	$127,126	$126,414	$125,220	$(951)	(0.7)%	$730	0.6%

	Average Balances
($ amounts in millions)	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Wealth Management - Private Wealth	$6,557	$6,577	$6,720	$6,677	$6,701	$(20)	(0.3)%	$(144)	(2.1)%
Wealth Management - Institutional Services	817	957	1,046	1,013	750	(140)	(14.6)%	67	8.9%
Total Wealth Management Segment Deposits	$7,374	$7,534	$7,766	$7,690	$7,451	$(160)	(2.1)%	$(77)	(1.0)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Interest-free deposits	$40,375	$47,155	$(6,780)	(14.4)%
Interest-bearing checking	24,100	23,383	717	3.1%
Savings	12,437	14,605	(2,168)	(14.8)%
Money market—domestic	34,358	32,077	2,281	7.1%
Time deposits	15,386	9,366	6,020	64.3%
Total Deposits	$126,656	$126,586	$70	0.1%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Consumer Bank Segment	$79,286	$81,070	$(1,784)	(2.2)%
Corporate Bank Segment	36,867	35,348	1,519	4.3%
Wealth Management Segment	7,557	7,791	(234)	(3.0)%
Other (1)	2,946	2,377	569	23.9%
Total Deposits	$126,656	$126,586	$70	0.1%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2024	2023	2024 vs. 2023
Wealth Management - Private Wealth	$6,617	$7,110	$(493)	(6.9)%
Wealth Management - Institutional Services	940	681	259	38.0%
Total Wealth Management Segment Deposits	$7,557	$7,791	$(234)	(3.0)%
________
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and wholesale funding arrangements.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Interest income on:
Loans, including fees	$1,463	$1,432	$1,421	$1,457	$1,462
Debt securities	241	219	209	192	185
Loans held for sale	11	9	8	9	14
Other earning assets	105	102	86	93	105
Total interest income	1,820	1,762	1,724	1,751	1,766
Interest expense on:
Deposits	507	502	495	449	367
Short-term borrowings	10	13	1	10	39
Long-term borrowings	85	61	44	61	69
Total interest expense	602	576	540	520	475
Net interest income	1,218	1,186	1,184	1,231	1,291
Provision for credit losses	113	102	152	155	145
Net interest income after provision for credit losses	1,105	1,084	1,032	1,076	1,146
Non-interest income:
Service charges on deposit accounts	158	151	148	143	142
Card and ATM fees	118	120	116	127	126
Wealth management income	128	122	119	117	112
Capital markets income	92	68	91	48	64
Mortgage income	36	34	41	31	28
Securities gains (losses), net	(78)	(50)	(50)	(2)	(1)
Other	118	100	98	116	95
Total non-interest income	572	545	563	580	566
Non-interest expense:
Salaries and employee benefits	645	609	658	608	589
Equipment and software expense	101	100	101	102	107
Net occupancy expense	69	68	74	71	72
Other	254	227	298	404	325
Total non-interest expense	1,069	1,004	1,131	1,185	1,093
Income before income taxes	608	625	464	471	619
Income tax expense	118	124	96	80	129
Net income	$490	$501	$368	$391	$490
Net income available to common shareholders	$446	$477	$343	$367	$465
Weighted-average shares outstanding—during quarter:
Basic	914	917	921	931	939
Diluted	918	918	923	931	940
Actual shares outstanding—end of quarter	911	915	918	924	939
Earnings per common share: (1)
Basic	$0.49	$0.52	$0.37	$0.39	$0.49
Diluted	$0.49	$0.52	$0.37	$0.39	$0.49
Taxable-equivalent net interest income	$1,230	$1,198	$1,197	$1,244	$1,304
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Nine Months Ended September 30
($ amounts in millions, except per share data)	2024	2023
Interest income on:
Loans, including fees	$4,316	$4,276
Debt securities	669	557
Loans held for sale	28	31
Other earning assets	293	282
Total interest income	5,306	5,146
Interest expense on:
Deposits	1,504	806
Short-term borrowings	24	86
Long-term borrowings	190	165
Total interest expense	1,718	1,057
Net interest income	3,588	4,089
Provision for credit losses	367	398
Net interest income after provision for credit losses	3,221	3,691
Non-interest income:
Service charges on deposit accounts	457	449
Card and ATM fees	354	377
Wealth management income	369	334
Capital markets income	251	174
Mortgage income	111	78
Securities gains (losses), net	(178)	(3)
Other	316	267
Total non-interest income	1,680	1,676
Non-interest expense:
Salaries and employee benefits	1,912	1,808
Equipment and software expense	302	310
Net occupancy expense	211	218
Other	779	895
Total non-interest expense	3,204	3,231
Income before income taxes	1,697	2,136
Income tax expense	338	453
Net income	$1,359	$1,683
Net income available to common shareholders	$1,266	$1,609
Weighted-average shares outstanding—during year:
Basic	917	938
Diluted	919	940
Actual shares outstanding—end of period	911	939
Earnings per common share:
Basic	$1.38	$1.72
Diluted	$1.38	$1.71
Taxable-equivalent net interest income	$3,625	$4,127

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	9/30/2024			6/30/2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.44%
Debt securities (2)(3)	32,252	241	2.98	31,649	219	2.77
Loans held for sale	642	11	6.56	531	9	6.85
Loans, net of unearned income:
Commercial and industrial (4)	49,847	773	6.14	50,046	756	6.04
Commercial real estate mortgage—owner-occupied (5)	4,877	60	4.80	4,765	56	4.59
Commercial real estate construction—owner-occupied	335	6	6.29	350	6	6.52
Commercial investor real estate mortgage	6,495	119	7.16	6,610	119	7.11
Commercial investor real estate construction	2,264	46	7.94	2,229	45	7.96
Residential first mortgage	20,147	196	3.90	20,191	191	3.79
Home equity	5,530	96	6.96	5,557	95	6.87
Consumer credit card	1,359	51	14.82	1,331	48	14.62
Other consumer—exit portfolios	13	—	1.88	22	—	1.58
Other consumer	6,173	128	8.28	6,180	128	8.33
Total loans, net of unearned income	97,040	1,475	6.02	97,281	1,444	5.93
Interest-bearing deposits in other banks	6,682	92	5.52	6,158	86	5.65
Other earning assets	1,456	13	3.58	1,447	16	4.43
Total earning assets	138,073	1,832	5.26	137,067	1,774	5.17
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,213)			(3,267)
Allowance for loan losses	(1,629)			(1,619)
Cash and due from banks	2,822			2,678
Other non-earning assets	17,614			18,008
	$154,667			$152,867
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,183	4	0.13	$12,536	4	0.13
Interest-bearing checking	23,599	98	1.64	24,026	99	1.68
Money market	35,051	247	2.80	34,368	239	2.79
Time deposits	15,427	158	4.09	15,455	160	4.16
Total interest-bearing deposits (6)	86,260	507	2.34	86,385	502	2.34
Federal funds purchased and securities sold under agreements to repurchase	22	—	4.40	8	—	5.45
Short-term borrowings	641	10	5.42	962	13	5.49
Long-term borrowings	5,351	85	6.28	3,595	61	6.73
Total interest-bearing liabilities	92,274	602	2.59	90,950	576	2.55
Non-interest-bearing deposits (6)	39,690	—	—	40,516	—	—
Total funding sources	131,964	602	1.81	131,466	576	1.76
Net interest spread (2)			2.67			2.62
Other liabilities	4,623			4,655
Shareholders’ equity	18,047			16,713
Noncontrolling interest	33			33
	$154,667			$152,867
Net interest income/margin FTE basis (2)		$1,230	3.54%		$1,198	3.51%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $3 million for the quarter ended September 30, 2024 and $2 million for the quarter ended June 30, 2024.
(4) Interest income includes hedging expense of $98 million for the quarter ended September 30, 2024 and $103 million for the quarter ended June 30, 2024.
(5) Interest income includes hedging expense of $12 million for the quarter ended September 30, 2024 and $13 million for the quarter ended June 30, 2024.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.60% for the quarter ended September 30, 2024 and 1.59% for the quarter ended June 30, 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	3/31/2024			12/31/2023			9/30/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.44%	$1	$—	5.32%
Debt securities (2)(3)	31,494	209	2.66	31,144	192	2.47	31,106	185	2.38
Loans held for sale	499	8	6.40	459	9	8.15	910	14	5.99
Loans, net of unearned income:
Commercial and industrial (4)	50,090	750	5.99	50,939	784	6.08	51,721	804	6.14
Commercial real estate mortgage—owner-occupied (5)	4,833	56	4.58	4,864	58	4.68	4,824	58	4.72
Commercial real estate construction—owner-occupied	298	4	5.79	272	4	5.77	276	4	5.74
Commercial investor real estate mortgage	6,558	117	7.05	6,574	119	7.09	6,333	113	6.95
Commercial investor real estate construction	2,275	46	7.97	2,198	45	7.97	2,284	46	7.84
Residential first mortgage	20,188	191	3.79	20,132	187	3.72	19,914	179	3.59
Home equity	5,605	95	6.77	5,663	96	6.82	5,688	94	6.63
Consumer credit card	1,315	50	15.21	1,295	50	15.29	1,245	48	15.57
Other consumer—exit portfolios	35	—	1.67	110	1	1.09	384	6	6.35
Other consumer	6,223	125	8.08	6,246	126	7.95	6,116	123	7.93
Total loans, net of unearned income	97,420	1,434	5.88	98,293	1,470	5.92	98,785	1,475	5.91
Interest-bearing deposits in other banks	4,754	68	5.69	5,753	80	5.56	6,374	90	5.56
Other earning assets	1,339	18	5.49	1,336	13	3.66	1,465	15	4.09
Total earning assets	135,507	1,737	5.12	136,986	1,764	5.10	138,641	1,779	5.08
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,042)			(3,788)			(3,626)
Allowance for loan losses	(1,596)			(1,540)			(1,526)
Cash and due from banks	2,581			2,242			2,165
Other non-earning assets	17,994			17,838			17,830
	$151,444			$151,738			$153,484
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,594	4	0.13	$12,858	3	0.11	$13,715	4	0.12
Interest-bearing checking	24,682	106	1.72	23,128	91	1.56	22,499	74	1.31
Money market	33,646	227	2.72	33,216	215	2.57	32,146	179	2.20
Time deposits	15,278	158	4.16	14,045	140	3.95	12,112	110	3.59
Total interest-bearing deposits (6)	86,200	495	2.31	83,247	449	2.14	80,472	367	1.81
Federal funds purchased and securities sold under agreements to repurchase	8	—	5.40	27	1	5.51	8	—	5.46
Short-term borrowings	77	1	5.56	652	9	5.58	2,794	39	5.48
Long-term borrowings	2,405	44	7.26	3,627	61	6.57	4,295	69	6.31
Total interest-bearing liabilities	88,690	540	2.45	87,553	520	2.36	87,569	475	2.15
Non-interest-bearing deposits (6)	40,926	—	—	43,167	—	—	44,748	—	—
Total funding sources	129,616	540	1.67	130,720	520	1.58	132,317	475	1.42
Net interest spread (2)			2.68			2.75			2.93
Other liabilities	4,663			4,717			4,677
Shareholders’ equity	17,121			16,274			16,468
Noncontrolling interest	44			27			22
	$151,444			$151,738			$153,484
Net interest income/margin FTE basis (2)		$1,197	3.55%		$1,244	3.60%		$1,304	3.73%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedge income of $2 million for the quarter ended March 31, 2024 and hedge expense of $1 million for the quarter ended December 31, 2023.
(4) Interest income includes hedging expense of $104 million for the quarter ended March 31, 2024, $95 million for the quarter ended December 31, 2023 and $73 million for the quarter ended September 30, 2023.
(5) Interest income includes hedging expense of $13 million for the quarter ended March 31, 2024, $12 million for the quarter ended December 31, 2023 and $9 million for the quarter ended September 30, 2023.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.56% for the quarter ended March 31, 2024, 1.41% for the quarter ended December 31, 2023 and 1.16% for the quarter ended September 30, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Net income available to common shareholders (GAAP)	$446	$477	$343	$367	$465	$(31)	(6.5)%	$(19)	(4.1)%
Preferred dividends and other (GAAP) (1)	44	24	25	24	25	20	83.3%	19	76.0%
Income tax expense (GAAP)	118	124	96	80	129	(6)	(4.8)%	(11)	(8.5)%
Income before income taxes (GAAP)	608	625	464	471	619	(17)	(2.7)%	(11)	(1.8)%
Provision for credit losses (GAAP)	113	102	152	155	145	11	10.8%	(32)	(22.1)%
Pre-tax pre-provision income (non-GAAP)	721	727	616	626	764	(6)	(0.8)%	(43)	(5.6)%
Other adjustments:
Securities (gains) losses, net	78	50	50	2	1	28	56.0%	77	NM
Leveraged lease termination gains, net	—	—	—	(1)	—	—	NM	—	NM
FDIC insurance special assessment (2)	(4)	4	18	119	—	(8)	(200.0)%	(4)	NM
Salaries and employee benefits—severance charges	3	4	13	28	3	(1)	(25.0)%	—	—%
Branch consolidation, property and equipment charges	—	1	1	3	1	(1)	(100.0)%	(1)	(100.0)%
Early extinguishment of debt	—	—	—	(4)	—	—	NM	—	NM
Other miscellaneous expenses (3)	—	(37)	—	—	—	37	100.0%	—	NM
Professional, legal and regulatory expenses	1	—	2	1	—	1	NM	1	NM
Total other adjustments	78	22	84	148	5	56	254.5%	73	NM
Adjusted pre-tax pre-provision income (non-GAAP)	$799	$749	$700	$774	$769	$50	6.7%	$30	3.9%

______
NM - Not meaningful
(1) The third quarter of 2024 amount includes $15 million of Series B preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the third quarter of 2024.
(2) The third quarter 2024 amount reflects a reduction to the Company's FDIC special assessment accrual.
(3) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Service charges on deposit accounts	$158	$151	$148	$143	$142	$7	4.6%	$16	11.3%
Card and ATM fees	118	120	116	127	126	(2)	(1.7)%	(8)	(6.3)%
Wealth management income	128	122	119	117	112	6	4.9%	16	14.3%
Capital markets income (1)	92	68	91	48	64	24	35.3%	28	43.8%
Mortgage income	36	34	41	31	28	2	5.9%	8	28.6%
Commercial credit fee income	28	28	27	27	24	—	—%	4	16.7%
Bank-owned life insurance	28	30	23	22	20	(2)	(6.7)%	8	40.0%
Market value adjustments on employee benefit assets (2)	13	2	15	12	4	11	NM	9	225.0%
Securities gains (losses), net	(78)	(50)	(50)	(2)	(1)	(28)	(56.0)%	(77)	NM
Other miscellaneous income	49	40	33	55	47	9	22.5%	2	4.3%
Total non-interest income	$572	$545	$563	$580	$566	$27	5.0%	$6	1.1%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Production and sales	$16	$16	$24	$9	$10	$—	—%	$6	60.0%
Loan servicing	53	46	44	46	42	7	15.2%	11	26.2%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(28)	13	19	(24)	45	(41)	(315.4)%	(73)	(162.2)%
MSRs hedge gain (loss)	28	(10)	(17)	29	(41)	38	380.0%	69	168.3%
MSRs change due to payment decay	(33)	(31)	(29)	(29)	(28)	(2)	(6.5)%	(5)	(17.9)%
MSR and related hedge impact	(33)	(28)	(27)	(24)	(24)	(5)	(17.9)%	(9)	(37.5)%
Total mortgage income	$36	$34	$41	$31	$28	$2	5.9%	$8	28.6%

Mortgage production - portfolio	$468	$528	$354	$475	$762	$(60)	(11.4)%	$(294)	(38.6)%
Mortgage production - agency/secondary market	548	514	399	349	408	34	6.6%	140	34.3%
Total mortgage production	$1,016	$1,042	$753	$824	$1,170	$(26)	(2.5)%	$(154)	(13.2)%

Mortgage production - purchased	85.5%	90.7%	90.0%	90.8%	90.7%
Mortgage production - refinanced	14.5%	9.3%	10.0%	9.2%	9.3%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Investment management and trust fee income	$85	$83	$81	$81	$79	$2	2.4%	$6	7.6%
Investment services fee income	43	39	38	36	33	4	10.3%	10	30.3%
Total wealth management income (3)	$128	$122	$119	$117	$112	$6	4.9%	$16	14.3%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Capital markets income	$92	$68	$91	$48	$64	$24	35.3%	$28	43.8%
Less: Valuation adjustments on customer derivatives (4)	(1)	(2)	(2)	(5)	(3)	1	50.0%	2	66.7%
Capital markets income excluding valuation adjustments	$93	$70	$93	$53	$67	$23	32.9%	$26	38.8%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Non-Interest Income

($ amounts in millions)	Nine Months Ended		Year-to-Date Change 9/30/2024 vs. 9/30/2023
	9/30/2024	9/30/2023	Amount	Percent
Service charges on deposit accounts	$457	$449	$8	1.8%
Card and ATM fees	354	377	(23)	(6.1)%
Wealth management income	369	334	35	10.5%
Capital markets income (1)	251	174	77	44.3%
Mortgage income	111	78	33	42.3%
Commercial credit fee income	83	78	5	6.4%
Bank-owned life insurance	81	56	25	44.6%
Market value adjustments on employee benefit assets (2)	30	3	27	NM
Securities gains (losses), net	(178)	(3)	(175)	NM
Other miscellaneous income	122	130	(8)	(6.2)%
Total non-interest income	$1,680	$1,676	$4	0.2%
Mortgage Income

	Nine Months Ended		Year-to-Date Change 9/30/2024 vs. 9/30/2023
($ amounts in millions)	9/30/2024	9/30/2023	Amount	Percent
Production and sales	$56	$41	$15	36.6%
Loan servicing	143	119	24	20.2%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	4	41	(37)	(90.2)%
MSRs hedge gain (loss)	1	(44)	45	102.3%
MSRs change due to payment decay	(93)	(79)	(14)	(17.7)%
MSR and related hedge impact	(88)	(82)	(6)	(7.3)%
Total mortgage income	$111	$78	$33	42.3%

Mortgage production - portfolio	$1,350	$2,312	$(962)	(41.6)%
Mortgage production - agency/secondary market	1,461	1,160	301	25.9%
Total mortgage production	$2,811	$3,472	$(661)	(19.0)%

Mortgage production - purchased	88.7%	90.3%
Mortgage production - refinanced	11.3%	9.7%
Wealth Management Income

	Nine Months Ended		Year-to-Date Change 9/30/2024 vs. 9/30/2023
($ amounts in millions)	9/30/2024	9/30/2023	Amount	Percent
Investment management and trust fee income	$249	$232	$17	7.3%
Investment services fee income	120	102	18	17.6%
Total wealth management income (3)	$369	$334	$35	10.5%
Capital Markets Income

	Nine Months Ended		Year-to-Date Change 9/30/2024 vs. 9/30/2023
($ amounts in millions)	9/30/2024	9/30/2023	Amount	Percent
Capital markets income	$251	$174	$77	44.3%
Less: Valuation adjustments on customer derivatives (4)	(5)	(45)	40	88.9%
Capital markets income excluding valuation adjustments	$256	$219	$37	16.9%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Salaries and employee benefits	$645	$609	$658	$608	$589	$36	5.9%	$56	9.5%
Equipment and software expense	101	100	101	102	107	1	1.0%	(6)	(5.6)%
Net occupancy expense	69	68	74	71	72	1	1.5%	(3)	(4.2)%
Outside services	41	40	39	43	39	1	2.5%	2	5.1%
Marketing	28	27	27	31	26	1	3.7%	2	7.7%
Professional, legal and regulatory expenses	21	25	28	19	27	(4)	(16.0)%	(6)	(22.2)%
Credit/checkcard expenses	14	15	14	15	16	(1)	(6.7)%	(2)	(12.5)%
FDIC insurance assessments (1)	17	29	43	147	27	(12)	(41.4)%	(10)	(37.0)%
Visa class B shares expense	17	5	4	6	5	12	240.0%	12	240.0%
Early extinguishment of debt	—	—	—	(4)	—	—	NM	—	NM
Operational losses (2)	19	18	42	29	75	1	5.6%	(56)	(74.7)%
Branch consolidation, property and equipment charges	—	1	1	3	1	(1)	(100.0)%	(1)	(100.0)%
Other miscellaneous expenses	97	67	100	115	109	30	44.8%	(12)	(11.0)%
Total non-interest expense	$1,069	$1,004	$1,131	$1,185	$1,093	$65	6.5%	$(24)	(2.2)%

	Nine Months Ended		Year-to-Date Change 9/30/2024 vs. 9/30/2023
($ amounts in millions)	9/30/2024	9/30/2023	Amount	Percent
Salaries and employee benefits	$1,912	$1,808	$104	5.8%
Equipment and software expense	302	310	(8)	(2.6)%
Net occupancy expense	211	218	(7)	(3.2)%
Outside services	120	120	—	—%
Marketing	82	79	3	3.8%
Professional, legal and regulatory expenses	74	66	8	12.1%
Credit/checkcard expenses	43	45	(2)	(4.4)%
FDIC insurance assessments (1)	89	81	8	9.9%
Visa class B shares expense	26	22	4	18.2%
Operational losses	79	183	(104)	(56.8)%
Branch consolidation, property and equipment charges	2	4	(2)	(50.0)%
Other miscellaneous expenses	264	295	(31)	(10.5)%
Total non-interest expense	$3,204	$3,231	$(27)	(0.8)%
_________
NM - Not Meaningful
(1) Includes an FDIC special assessment accrual reduction of $4 million in the third quarter of 2024 and an expense of $4 million in the second quarter of 2024, $18 million in the first quarter of 2024 and $119 million in the fourth quarter of 2023.
(2) The incremental increase in operational losses primarily due to check-related warranty claims totaled $22 million in the first quarter of 2024. The incremental increase in operational losses primarily due to check-related warranty claims totaled $53 million in the third quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
`    `Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	3Q24 vs. 2Q24		3Q24 vs. 3Q23
Non-interest expense (GAAP)	A	$1,069	$1,004	$1,131	$1,185	$1,093	$65	6.5%	$(24)	(2.2)%
Adjustments:
FDIC insurance special assessment		4	(4)	(18)	(119)	—	8	200.0%	4	NM
Branch consolidation, property and equipment charges		—	(1)	(1)	(3)	(1)	1	100.0%	1	100.0%
Salaries and employee benefits—severance charges		(3)	(4)	(13)	(28)	(3)	1	25.0%	—	—%
Early extinguishment of debt		—	—	—	4	—	—	NM	—	NM
Professional, legal and regulatory expenses		(1)	—	(2)	(1)	—	(1)	NM	(1)	NM
Other miscellaneous expenses (1)		—	37	—	—	—	(37)	(100.0)%	—	NM
Adjusted non-interest expense (non-GAAP)	B	$1,069	$1,032	$1,097	$1,038	$1,089	$37	3.6%	$(20)	(1.8)%
Net interest income (GAAP)	C	$1,218	$1,186	$1,184	$1,231	$1,291	$32	2.7%	$(73)	(5.7)%
Taxable-equivalent adjustment		12	12	13	13	13	—	—%	(1)	(7.7)%
Net interest income, taxable-equivalent basis	D	$1,230	$1,198	$1,197	$1,244	$1,304	$32	2.7%	$(74)	(5.7)%
Non-interest income (GAAP)	E	$572	$545	$563	$580	$566	$27	5.0%	$6	1.1%
Adjustments:
Securities (gains) losses, net		78	50	50	2	1	28	56.0%	77	NM
Leveraged lease termination gains		—	—	—	(1)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$650	$595	$613	$581	$567	$55	9.2%	$83	14.6%
Total revenue	C+E=G	$1,790	$1,731	$1,747	$1,811	$1,857	$59	3.4%	$(67)	(3.6)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,868	$1,781	$1,797	$1,812	$1,858	$87	4.9%	$10	0.5%
Total revenue, taxable-equivalent basis	D+E=I	$1,802	$1,743	$1,760	$1,824	$1,870	$59	3.4%	$(68)	(3.6)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,880	$1,793	$1,810	$1,825	$1,871	$87	4.9%	$9	0.5%
Efficiency ratio (GAAP) (2)	A/I	59.3%	57.6%	64.3%	65.0%	58.5%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	56.9%	57.6%	60.6%	56.9%	58.2%
Fee income ratio (GAAP) (2)	E/I	31.7%	31.3%	32.0%	31.8%	30.3%
Adjusted fee income ratio (non-GAAP) (2)	F/J	34.6%	33.2%	33.9%	31.8%	30.3%
________
NM - Not Meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(2) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Nine Months Ended September 30
($ amounts in millions)		2024	2023	2024 vs. 2023
Non-interest expense (GAAP)	A	$3,204	$3,231	$(27)	(0.8)%
Adjustments:
FDIC insurance special assessment		(18)	—	(18)	NM
Branch consolidation, property and equipment charges		(2)	(4)	2	50.0%
Salaries and employee benefits—severance charges		(20)	(3)	(17)	NM
Professional, legal and regulatory expenses		(3)	—	(3)	NM
Other miscellaneous expenses (1)		$37	$—	37	NM
Adjusted non-interest expense (non-GAAP)	B	$3,198	$3,224	$(26)	(0.8)%
Net interest income (GAAP)	C	$3,588	$4,089	$(501)	(12.3)%
Taxable-equivalent adjustment		37	38	(1)	(2.6)%
Net interest income, taxable-equivalent basis	D	$3,625	$4,127	$(502)	(12.2)%
Non-interest income (GAAP)	E	$1,680	$1,676	$4	0.2%
Adjustments:
Securities (gains) losses, net		178	3	175	NM
Leveraged lease termination gains		—	(1)	1	100.0%
Adjusted non-interest income (non-GAAP)	F	$1,858	$1,678	$180	10.7%
Total revenue	C+E= G	$5,268	$5,765	$(497)	(8.6)%
Adjusted total revenue (non-GAAP)	C+F=H	$5,446	$5,767	$(321)	(5.6)%
Total revenue, taxable-equivalent basis	D+E=I	$5,305	$5,803	$(498)	(8.6)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$5,483	$5,805	$(322)	(5.5)%
Operating leverage ratio (GAAP) (2)	I-A				(7.7)%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B				(4.7)%
Efficiency ratio (GAAP) (2)	A/I	60.4%	55.7%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	58.3%	55.5%
Fee income ratio (GAAP) (2)	E/I	31.7%	28.9%
Adjusted fee income ratio (non-GAAP) (2)	F/J	33.9%	28.9%
______
NM - Not Meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$446	$477	$343	$367	$465
Average shareholders' equity (GAAP)		$18,047	$16,713	$17,121	$16,274	$16,468
Less:
Average intangible assets (GAAP)		5,916	5,925	5,934	5,944	5,955
Average deferred tax liability related to intangibles (GAAP)		(120)	(115)	(113)	(109)	(106)
Average preferred stock (GAAP)		1,741	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$10,510	$9,244	$9,641	$8,780	$8,960
Less: Average AOCI, after tax		(2,448)	(3,525)	(3,113)	(3,925)	(3,684)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,958	$12,769	$12,754	$12,705	$12,644
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	16.87%	20.75%	14.31%	16.57%	20.58%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	13.69%	15.02%	10.81%	11.45%	14.58%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$18,676	$17,169	$17,044	$17,429	$16,100
Less:
Preferred stock (GAAP)		1,715	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,911	5,920	5,929	5,938	5,949
Deferred tax liability related to intangibles (GAAP)		(122)	(119)	(114)	(112)	(108)
Tangible common shareholders’ equity (non-GAAP)	B	$11,172	$9,709	$9,570	$9,944	$8,600
Total assets (GAAP)	C	$157,426	$154,052	$154,909	$152,194	$153,624
Less:
Intangible assets (GAAP)		5,911	5,920	5,929	5,938	5,949
Deferred tax liability related to intangibles (GAAP)		(122)	(119)	(114)	(112)	(108)
Tangible assets (non-GAAP)	D	$151,637	$148,251	$149,094	$146,368	$147,783
Shares outstanding—end of quarter	E	911	915	918	924	939
Total equity to total assets (GAAP) (1)	A/C	11.86%	11.14%	11.00%	11.45%	10.48%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	7.37%	6.55%	6.42%	6.79%	5.82%
Tangible common book value per share (non-GAAP) (1)	B/E	$12.26	$10.61	$10.42	$10.77	$9.16
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Components:
Beginning allowance for loan losses (ALL)	$1,621	$1,617	$1,576	$1,547	$1,472

Loans charged-off:
Commercial and industrial	70	60	62	41	53
Commercial real estate mortgage—owner-occupied	1	1	—	1	1
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	71	61	62	42	54
Commercial investor real estate mortgage	12	—	5	—	—
Total investor real estate	12	—	5	—	—
Residential first mortgage	—	—	1	—	—
Home equity—lines of credit	1	1	1	—	1
Home equity—closed-end	—	—	—	—	1
Consumer credit card	16	15	16	14	14
Other consumer—exit portfolios (1)	—	—	1	39	3
Other consumer	43	46	55	54	51
Total consumer	60	62	74	107	70
Total	143	123	141	149	124

Recoveries of loans previously charged-off:
Commercial and industrial	15	8	8	7	12
Commercial real estate mortgage—owner-occupied	—	1	—	1	1
Commercial real estate construction—owner-occupied	—	1	—	—	—
Total commercial	15	10	8	8	13
Commercial investor real estate mortgage	—	1	1	—	—
Total investor real estate	—	1	1	—	—
Residential first mortgage	1	1	1	—	—
Home equity—lines of credit	1	2	2	1	1
Home equity—closed-end	—	—	—	—	1
Consumer credit card	3	1	2	2	3
Other consumer—exit portfolios	—	—	1	1	—
Other consumer	6	7	5	5	5
Total consumer	11	11	11	9	10
Total	26	22	20	17	23

Net charge-offs (recoveries):
Commercial and industrial	55	52	54	34	41
Commercial real estate mortgage—owner-occupied	1	—	—	—	—
Commercial real estate construction—owner-occupied	—	(1)	—	—	—
Total commercial	56	51	54	34	41
Commercial investor real estate mortgage	12	(1)	4	—	—
Total investor real estate	12	(1)	4	—	—
Residential first mortgage	(1)	(1)	—	—	—
Home equity—lines of credit	—	(1)	(1)	(1)	—
Home equity—closed-end	—	—	—	—	—
Consumer credit card	13	14	14	12	11
Other consumer—exit portfolios	—	—	—	38	3
Other consumer	37	39	50	49	46
Total consumer	49	51	63	98	60
Total	117	101	121	132	101

Provision for loan losses (1)	103	105	162	161	135
Ending allowance for loan losses (ALL)	1,607	1,621	1,617	1,576	1,547
Beginning reserve for unfunded credit commitments	111	114	124	130	120
Provision for (benefit from) unfunded credit losses	10	(3)	(10)	(6)	10
Ending reserve for unfunded commitments	121	111	114	124	130
Allowance for credit losses (ACL) at period end	$1,728	$1,732	$1,731	$1,700	$1,677

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Net loan charge-offs as a % of average loans, annualized (2):
Commercial and industrial	0.44%	0.42%	0.43%	0.26%	0.31%
Commercial real estate mortgage—owner-occupied	0.09%	(0.03)%	0.02%	(0.02)%	0.04%
Commercial real estate construction—owner-occupied	(0.01)%	(0.65)%	(0.01)%	(0.01)%	(0.01)%
Total commercial	0.41%	0.37%	0.40%	0.24%	0.29%
Commercial investor real estate mortgage	0.71%	(0.01)%	0.21%	(0.01)%	(0.01)%
Commercial investor real estate construction	(0.01)%	—%	—%	—%	—%
Total investor real estate	0.52%	—%	0.15%	(0.01)%	—%
Residential first mortgage	(0.01)%	(0.01)%	(0.01)%	—%	—%
Home equity—lines of credit	(0.08)%	(0.13)%	(0.10)%	(0.05)%	(0.07)%
Home equity—closed-end	(0.01)%	(0.02)%	(0.02)%	(0.02)%	(0.02)%
Consumer credit card	3.84%	4.00%	4.39%	3.98%	3.48%
Other consumer—exit portfolios (1)	(0.67)%	(5.01)%	(4.03)%	135.63%	3.14%
Other consumer	2.37%	2.57%	3.24%	3.13%	2.99%
Total consumer	0.58%	0.61%	0.76%	1.18%	0.71%
Total	0.48%	0.42%	0.50%	0.54%	0.40%
Non-performing loans, excluding loans held for sale	$821	$847	$906	$805	$642
Non-performing loans held for sale	7	—	3	3	2
Non-performing loans, including loans held for sale	828	847	909	808	644
Foreclosed properties	17	15	13	15	15
Non-performing assets (NPAs)	$845	$862	$922	$823	$659
Loans past due > 90 days (3)	$183	$167	$147	$171	$140
Criticized loans—business (4)	$4,692	$4,863	$4,978	$4,659	$4,167
Credit Ratios (2):
ACL/Loans, net	1.79%	1.78%	1.79%	1.73%	1.70%
ALL/Loans, net	1.66%	1.66%	1.67%	1.60%	1.56%
Allowance for credit losses to non-performing loans, excluding loans held for sale	210%	204%	191%	211%	261%
Allowance for loan losses to non-performing loans, excluding loans held for sale	196%	191%	179%	196%	241%
Non-performing loans, excluding loans held for sale/Loans, net	0.85%	0.87%	0.94%	0.82%	0.65%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.87%	0.88%	0.95%	0.84%	0.67%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (3)	1.06%	1.06%	1.10%	1.01%	0.81%
(1)In the fourth quarter of 2023, the Company sold substantially all of its portfolio of a third party relationship with an associated allowance of $27 million at the time of the sale. As shown in the table below, there was a $35 million fair value mark recorded through charge-offs, which resulted in a net provision expense of $8 million associated with the sale.
(2)Amounts have been calculated using whole dollar values.
(3)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.
(4)Business represents the combined total of commercial and investor real estate loans.

Allowance for Credit Losses
	Nine Months Ended September 30
($ amounts in millions)	2024	2023
Balance at January 1, as adjusted for change in accounting guidance	$1,700	$1,544
Net charge-offs	339	265
Provision for loan losses	370	386
Provision for unfunded credit losses	(3)	12
Balance at end of year	$1,728	$1,677
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.47%	0.36%
____
(1)     Amounts have been calculated using whole dollar values.

Adjusted Net Charge-offs and Ratio (non-GAAP)

In the fourth quarter of 2023, the Company made the decision to sell substantially all of a loan portfolio associated with a third party relationship. The loans were marked to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Net loan charge-offs (GAAP)	$117	$101	$121	$132	$101
Less: charge-offs associated with the sale of loans	—	—	—	35	—
Adjusted net loan charge-offs (non-GAAP)	$117	$101	$121	$97	$101
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.48%	0.42%	0.50%	0.54%	0.40%
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.48%	0.42%	0.50%	0.39%	0.40%
______
(1)     Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2024		6/30/2024		3/31/2024		12/31/2023		9/30/2023
Commercial and industrial	$430	0.87%	$423	0.84%	$556	1.12%	$471	0.93%	$361	0.70%
Commercial real estate mortgage—owner-occupied	43	0.88%	43	0.90%	40	0.83%	36	0.74%	43	0.90%
Commercial real estate construction—owner-occupied	6	1.75%	9	2.34%	10	3.42%	8	3.12%	10	3.50%
Total commercial	479	0.87%	475	0.86%	606	1.11%	515	0.92%	414	0.73%
Commercial investor real estate mortgage	287	4.38%	317	4.85%	241	3.76%	233	3.53%	169	2.63%
Total investor real estate	287	3.26%	317	3.58%	241	2.75%	233	2.63%	169	1.94%
Residential first mortgage	23	0.11%	22	0.11%	22	0.11%	22	0.11%	24	0.12%
Home equity—lines of credit	26	0.85%	27	0.88%	31	0.97%	29	0.89%	29	0.91%
Home equity—closed-end	6	0.24%	6	0.23%	6	0.24%	6	0.23%	6	0.23%
Total consumer	55	0.17%	55	0.17%	59	0.18%	57	0.17%	59	0.18%
Total non-performing loans	$821	0.85%	$847	0.87%	$906	0.94%	$805	0.82%	$642	0.65%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2024		6/30/2024		3/31/2024		12/31/2023		9/30/2023
Commercial and industrial	$82	0.16%	$56	0.11%	$55	0.11%	$64	0.12%	$52	0.10%
Commercial real estate mortgage—owner-occupied	4	0.09%	4	0.09%	8	0.17%	5	0.10%	7	0.14%
Commercial real estate construction—owner-occupied	—	0.10%	—	—%	1	0.18%	1	0.48%	—	—%
Total commercial	86	0.16%	60	0.11%	64	0.12%	70	0.12%	59	0.10%
Commercial investor real estate mortgage	45	0.70%	10	0.16%	—	—%	—	—%	115	1.78%
Total investor real estate	45	0.52%	10	0.12%	—	—%	—	—%	115	1.31%
Residential first mortgage—non-guaranteed (1)	115	0.58%	109	0.55%	105	0.53%	106	0.53%	95	0.48%
Home equity—lines of credit	24	0.77%	23	0.75%	28	0.89%	27	0.84%	33	1.02%
Home equity—closed-end	12	0.50%	13	0.51%	13	0.54%	14	0.57%	11	0.46%
Consumer credit card	19	1.36%	18	1.34%	18	1.35%	19	1.43%	18	1.43%
Other consumer—exit portfolios	1	9.52%	2	8.16%	2	5.61%	3	5.86%	6	1.71%
Other consumer	67	1.08%	65	1.06%	70	1.13%	91	1.47%	80	1.30%
Total consumer (1)	238	0.72%	230	0.84%	236	0.84%	260	0.92%	243	0.85%
Total accruing 30-89 days past due loans (1)	$369	0.38%	$300	0.31%	$300	0.31%	$330	0.34%	$417	0.42%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2024		6/30/2024		3/31/2024		12/31/2023		9/30/2023
Commercial and industrial	$3	0.01%	$6	0.01%	$7	0.01%	$11	0.02%	$13	0.02%
Commercial real estate mortgage—owner-occupied	1	0.02%	1	0.03%	—	0.01%	—	0.01%	1	0.01%
Total commercial	4	0.01%	7	0.01%	7	0.01%	11	0.02%	14	0.02%
Commercial investor real estate mortgage	40	0.60%	23	0.35%	—	—%	23	0.35%	—	—%
Total investor real estate	40	0.45%	23	0.26%	—	—%	23	0.26%	—	—%
Residential first mortgage—non-guaranteed (2)	75	0.38%	73	0.37%	69	0.35%	61	0.31%	58	0.30%
Home equity—lines of credit	16	0.52%	18	0.56%	19	0.60%	20	0.62%	16	0.49%
Home equity—closed-end	7	0.27%	6	0.26%	7	0.29%	7	0.30%	7	0.29%
Consumer credit card	19	1.40%	18	1.36%	19	1.42%	20	1.45%	17	1.37%
Other consumer—exit portfolios	—	2.22%	—	1.42%	—	1.08%	—	0.81%	1	0.18%
Other consumer	22	0.36%	21	0.34%	26	0.42%	29	0.46%	27	0.44%
Total consumer (2)	139	0.43%	136	0.53%	140	0.55%	137	0.51%	126	0.45%
Total accruing 90+ days past due loans (2)	$183	0.19%	$166	0.17%	$147	0.15%	$171	0.17%	$140	0.14%

Total delinquencies (1) (2)	$552	0.57%	$466	0.48%	$447	0.46%	$501	0.51%	$557	0.57%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $52 million at 9/30/2024, $50 million at 6/30/2024, $45 million at 3/31/2024, $46 million at 12/31/2023, and $43 million at 9/30/2023.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $46 million at 9/30/2024, $40 million at 6/30/2024, $44 million at 3/31/2024, $34 million at 12/31/2023, and $23 million at 9/30/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•Market replacement of LIBOR and the related effect on our legacy LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Political uncertainty in the United States, including uncertainty around elections, could directly or indirectly impact our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2024 Earnings Release misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.